Exhibit 99.1

Kona Grill Reports First Quarter 2013 Results

Q1 Net Income of $1.0 Million or $0.12 per Share;

Secured $20.0 Million Credit Facility

SCOTTSDALE, AZ, April 29, 2013 - Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, reported results for its first quarter ended March 31, 2013.

First Quarter 2013 Highlights

●	Net income of $1.0 million or $0.12 per share

●	Restaurant operating margin of 18.7% or $4.4 million

●	Signed two new leases for locations in Fort Worth and The Woodlands, Texas

Management Commentary

“We are encouraged by the solid financial performance we achieved in the first quarter despite inclement weather and economic headwinds,” said Berke Bakay, president and CEO of Kona Grill. “As we continued to focus on streamlining our operations, managing costs and innovating our menu, we generated a strong restaurant operating margin of 18.7% and net income of $1.0 million or $0.12 per share.

“We continue to solidify our pipeline for expansion, as demonstrated by two new leases signed in Texas, and we remain on track to open two new restaurants in 2013. One of these includes the new Boise, Idaho location we announced in December. Additionally, our recently signed $20 million credit facility provides us financial flexibility and supports our growth strategy for 2013 and beyond.”

First Quarter 2013 Financial Results

Restaurant sales in the first quarter of 2013 were $23.5 million compared to $24.2 million in the first quarter of 2012, representing a 260 basis point decrease in same-store sales. The decrease in same-store sales in the first quarter of 2013 laps an 8.7% increase in the year-ago quarter, driven by lower guest traffic volume from softer consumer sentiment, inclement weather, an earlier Easter holiday weekend and one less day of sales due to leap year.

Net income in the first quarter of 2013 was $1.0 million or $0.12 per share compared to net income of $1.2 million or $0.13 per share in the year-ago quarter.

During the first quarter, the company repurchased 24,000 shares of its stock at an average cost of $8.44 per share under a $5.0 million stock repurchase program that was initiated in May 2012. As of the end of the quarter, the company had repurchased a total of 387,000 shares for $3.2 million under the current program.

At March 31, 2013, cash and cash equivalents totaled $8.3 million compared to $8.0 million at December 31, 2012. Total debt was $0.3 million at March 31, 2013 compared to $0.4 million at December 31, 2012.

On April 19, 2013, the company entered into a $20.0 million credit agreement with Key Bank and Stearns Bank National Association and plans to use the credit facility to execute its growth strategy for new restaurant construction and remodels of existing restaurants.

Financial Guidance

For the second quarter of 2013, the company expects same-store sales increase of 1% with restaurant sales of $25.3 million compared to $25.0 million in the same year-ago quarter, and restaurant operating margin in the 19% range. Kona Grill also expects net income of $1.3 million or $0.15 per share compared to $1.8 million or $0.20 per share in the second quarter of 2012. The company reaffirms its guidance of two restaurant openings in 2013.

Conference Call

The company will host a conference call to discuss these results today at 5:00 p.m. Eastern time.

Dial-in number: 1-877-941-1427

International number: 1-480-629-9664

Conference ID: 4612682

The conference call will be broadcast simultaneously and available for replay via the investors section of the company's website at www.konagrill.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 8:00 p.m. Eastern time today through Wednesday, May 29, 2013.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 4612682

About Kona Grill

Kona Grill (NASDAQ: KONA) features American favorites with an international influence and award-winning sushi in a casually elegant atmosphere. Kona Grill owns and operates 23 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 16 states: Arizona (Chandler, Gilbert, Phoenix, Scottsdale); Colorado (Denver); Connecticut (Stamford); Florida (Tampa); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas); Texas (Austin, Dallas, Houston, San Antonio) and Virginia (Richmond). For more information, visit www.konagrill.com.

Forward-Looking Statements

Various remarks we make about future expectations, plans, and prospects for the company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. These statements relate to our future financial performance and growth goals for 2013, including but not limited to those relating to our sales trends and projected earnings for the second quarter of 2013 and expectations of new store openings in 2013. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

KONA GRILL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)
	March 31,	December 31,
	2013	2012
	(Unaudited)

ASSETS
Current assets	$9,963	$9,586
Other assets	814	812
Property and equipment, net	27,837	28,927
Total assets	$38,614	$39,325

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$7,328	$8,542
Long-term obligations	11,364	11,915
Stockholders’ equity	19,922	18,868
Total liabilities and stockholders’ equity	$38,614	$39,325

KONA GRILL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
	(Unaudited)

Restaurant sales	$23,496	$24,155
Costs and expenses:
Cost of sales	6,453	6,495
Labor	7,866	7,948
Occupancy	1,615	1,533
Restaurant operating expenses	3,171	3,376
General and administrative	1,875	2,084
Depreciation and amortization	1,429	1,463
Total costs and expenses	22,409	22,899
Income from operations	1,087	1,256
Interest expense, net	(3)	(12)
Income from operations before provision for income taxes	1,084	1,244
Provision for income taxes	80	60
Net income	$1,004	$1,184

Net income per share
Basic	$0.12	$0.13
Diluted	$0.12	$0.13

Weighted average shares outstanding:
Basic	8,543	8,802
Diluted	8,643	8,912

Comprehensive income	$1,004	$1,184

Reconciliation of Restaurant Operating Profit to Income from Operations

The Company defines restaurant operating profit to be restaurant sales minus cost of sales, labor, occupancy, and restaurant operating expenses. Restaurant operating profit does not include general and administrative expenses, and depreciation and amortization. The Company believes restaurant operating profit is an important component of financial results because it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance. The Company uses restaurant operating profit as a key metric to evaluate its restaurants' financial performance compared with its competitors. Restaurant operating profit is not a financial measurement determined in accordance with generally accepted accounting principles ("GAAP") and should not be considered in isolation or as an alternative to income from operations. Restaurant operating profit may not be comparable to the same or similarly titled measures computed by other companies. The table below sets forth the Company's calculation of restaurant operating profit and a reconciliation to income from operations, the most comparable GAAP measure (in thousands).

	Three Months Ended March 31,
	2013	2012

Restaurant sales	$23,496	$24,155
Costs and expenses:
Cost of sales	6,453	6,495
Labor	7,866	7,948
Occupancy	1,615	1,533
Restaurant operating expenses	3,171	3,376
Restaurant operating profit	4,391	4,803
Deduct - other costs and expenses:
General and administrative	1,875	2,084
Depreciation and amortization	1,429	1,463
Income from operations	$1,087	$1,256

	Percentage of Restaurant Sales
	Three Months Ended March 31,
	2013	2012

Restaurant sales	100.0%	100.0%
Costs and expenses:
Cost of sales	27.5	26.9
Labor	33.5	32.9
Occupancy	6.9	6.3
Restaurant operating expenses	13.5	14.0
Restaurant operating profit	18.7	19.9
Deduct - other costs and expenses:
General and administrative	8.0	8.6
Depreciation and amortization	6.1	6.1
Income from operations	4.6%	5.2%

Certain amounts do not sum to total due to rounding

Kona Grill Investor Relations Contact:

Liolios Group, Inc.

Cody Slach

Tel 1-949-574-3860

KONA@liolios.com